UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2009

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439
(Address of principal executive offices and zip code)

(952) 947-7777
(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 6, 2009, Regis Corporation (the Company) announced its consolidated revenues and same-store sales for its fiscal fourth quarter and year ended June 30, 2009.  A copy of the News Release issued by the Company in connection with this Item 2.02 is attached as Exhibit 99.1 and incorporated by reference herein.

ITEM 8.01. OTHER EVENTS.

On July 6, 2009, the Company announced that (i) the Company intends to offer (subject to market and other conditions), approximately 11,500,000 million shares of common stock in an underwritten public offering and (ii) the Company also intends to offer concurrently (subject to market and other conditions), $125 million aggregate principal amount of convertible senior notes dues 2014 in an underwritten registered public offering, in each case as described in more detail in the News Release attached hereto as Exhibit 99.2. A copy of the News Release issued by the Company in connection with this Item 8.01 is attached as Exhibit 99.2 and incorporated by reference herein.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NUMBER

99.1	Regis Corporation News Release dated July 6, 2009

99.2	Regis Corporation News Release dated July 6, 2009

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: July 6, 2009	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary

EXHIBIT INDEX

EXHIBIT NUMBER

99.1	Regis Corporation News Release dated July 6, 2009

99.2	Regis Corporation News Release dated July 6, 2009